UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 24, 2018
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BLACK HILLS CORPORATION
(Exact name of registrant as specified in its charter)
____________

South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

7001 Mount Rushmore Road, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57702 (Zip Code)
605.721.1700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Shareholders on April 24, 2018, at which three proposals were submitted. The proposals are described in detail in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 15, 2018. A quorum of shares was present for the Annual Meeting, and the final results for the votes regarding the proposals are set forth below.

1.
Shareholders elected three directors to serve for a three-year term to expire at the Annual Meeting of Shareholders in 2021, and until their successors shall be duly elected and qualified. The name of each director elected, and the votes cast for each such individuals, are set forth below:

Nominee	For	Withheld	Broker Non-Votes
Michael H. Madison	44,681,212	538,038	4,772,392
Linda K. Massman	39,216,662	6,002,588	4,772,392
Steven R. Mills	44,777,748	441,503	4,772,392

2.
Shareholders approved a proposal to ratify the appointment of Deloitte & Touche, LLP to serve as our independent registered public accounting firm for the year 2018. The votes regarding Proposal 2 were as follows:

For	Against	Abstain	Broker Non-Votes
49,203,173	703,123	85,346	0

3.
Shareholders approved, on an advisory and non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement. The votes regarding Proposal 3 were as follows:

For	Against	Abstain	Broker Non-Votes
43,106,865	1,838,536	273,849	4,772,392

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By:/s/ Brian G. Iverson
Brian G. Iverson
Senior Vice President
and General Counsel

Date: April 27, 2018

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